Exhibit 99.1

Laboratory Corporation of America	FOR IMMEDIATE RELEASE
358 South Main Street	Investor/Media Contact:
Burlington, NC 27215	Eric Lindblom – 336-436-6739
Telephone: (336) 584-5171	Shareholder Direct: 800-LAB-0401

Company Information: www.labcorp.com

LABCORP IS SCHEDULED TO PRESENT AT THE

WILLIAM BLAIR & COMPANY 28TH ANNUAL GROWTH STOCK CONFERENCE

Burlington, NC, June 13, 2008 — Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) today announced that David P. King, Chief Executive Officer and William B. (Brad) Hayes, Executive Vice President and Chief Financial Officer, are scheduled to speak at the William Blair & Company 28th Annual Growth Stock Conference in Chicago, IL. LabCorp’s presentation is planned for Tuesday, June 17, 2008 at 10:30 a.m. (Central Time).

A live audio webcast of the presentation will be available via the Company Web site at www.labcorp.com and archived for replay.

About LabCorp

Laboratory Corporation of America® Holdings, a S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $4.1 billion in 2007, over 26,000 employees nationwide, and more than 220,000 clients, LabCorp offers clinical assays ranging from routine blood analyses to HIV and genomic testing. LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence: The Center for Molecular Biology and Pathology, National Genetics Institute, Inc., ViroMed Laboratories, Inc., The Center for Esoteric Testing, DIANON Systems, Inc., US LABS, and Esoterix and its Colorado Coagulation, Endocrine Sciences, and Cytometry Associates laboratories. LabCorp conducts clinical trial testing through its Esoterix Clinical Trials Services division. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about our organization, visit our Web site at: www.labcorp.com.

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2007, and subsequent SEC filings.